UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

Cantor Fitzgerald Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56043	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 938-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Third Amended and Restated Advisory Agreement

On January 1, 2026, Cantor Fitzgerald Income Trust, Inc. (the “Company”), Cantor Fitzgerald Income Trust Operating Partnership, L.P. (the “OP”), Cantor Fitzgerald Income Advisors, LLC (the “Advisor”), and Cantor Fitzgerald Investors, LLC entered into the Third Amended and Restated Advisory Agreement, a copy of which is included as Exhibit 10.1 hereto (the “Third Amended and Restated Advisory Agreement”), to (i) reduce asset management fees, pursuant to which the Company shall pay the Advisor or its affiliates a monthly fee in an amount equal to one-twelfth of 0.75% of the net asset value (the “NAV”) of the Company per annum, and the OP shall pay the Advisor or its affiliates a monthly fee in an amount equal to one-twelfth of 0.75% of the NAV of the OP attributable to the units of limited partnership interest in the OP (excluding any special limited partnership interest in the OP) held by unitholders other than the Company per annum, and (ii) eliminate a provision that had limited reimbursement of certain expenses advanced by the Advisor or its affiliates whenever such reimbursement would reduce the Company’s NAV per share below $25.00. The foregoing description of the Third Amended and Restated Advisory Agreement is a summary only and is qualified in all respects by the provisions of the Third Amended and Restated Advisory Agreement.

Second Amended and Restated Limited Partnership Agreement

On January 1, 2026, the Company and the limited partners of the OP entered into the Second Amended and Restated Limited Partnership Agreement of Cantor Fitzgerald Income Trust Operating Partnership, L.P., a copy of which is included as Exhibit 10.2 hereto (the “Second Amended and Restated Operating Partnership”), to reduce an affiliate of the Advisor’s performance participation allocation from 12.5% to 5.0%. The foregoing description of the Second Amended and Restated Operating Partnership is a summary only and is qualified in all respects by the provisions of the Second Amended and Restated Operating Agreement.

Item 8.01 Other Events.

Changes to Share Repurchase Program

Effective January 1, 2026, the board of directors of the Company adopted the Fourth Amended and Restated Share Repurchase Program, a copy of which is included as Exhibit 4.1 hereto (“Fourth Amended and Restated Share Repurchase Program”). Under the Fourth Amended and Restated Share Repurchase Program, repurchase requests submitted by stockholders whose accounts hold less than $2,500 of the Company’s common stock at the time of such request will be repurchased in full to the extent there are available funds. The remaining repurchase requests will be then repurchased on a pro rata basis. All other terms remain unchanged. The foregoing description of the Fourth Amended and Restated Share Repurchase Program is a summary only and is qualified in all respects by the provisions of the Fourth Amended and Restated Share Repurchase Program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are being filed herewith:

4.1 Fourth Amended and Restated Share Repurchase Program

10.1 Third Amended and Restated Advisory Agreement by and among Cantor Fitzgerald Income Trust, Inc., Cantor Fitzgerald Income Advisors, LLC, Cantor Fitzgerald Income Trust Operating Partnership, L.P. and Cantor Fitzgerald Investors, LLC, dated January 1, 2026

10.2 Second Amended and Restated Limited Partnership Agreement of Cantor Fitzgerald Income Trust Operating Partnership, L.P., dated January 1, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date:	January 7, 2026	By:	/s/ Christopher A. Milner
Name: Christopher A. Milner Title: President